Exhibit 99.1

AMMO, INC. ANNOUNCES CLOSING OF ACQUISITION OF GUNBROKER.COM

SCOTTSDALE, Ariz., May 3, 2021 — AMMO, Inc. (Nasdaq: POWW ) (“AMMO” or the “Company”), a premier American ammunition and munition components manufacturer and technology leader, is pleased to announce today the successful closing of the previously announced acquisition of the GunBroker.com business (GunBroker.com), the world’s largest on-line auction marketplace dedicated to firearms, hunting, shooting and related products. The Transaction involved an approximate $240 million merger of reorganized entities resulting in GunBroker.com and certain affiliates becoming a wholly owned subsidiary of AMMO (the “Transaction”).

“We couldn’t be more excited about bringing the GunBroker.com team into the AMMO family. Everyone worked hard to make this happen – and we will now set about to further expand the GunBroker.com brand as we leverage the amazing IT platform Steve Urvan and his team developed to bring AMMO products and a host of other products and merchandise to the vibrant GunBroker.com marketplace,” said Fred Wagenhals, AMMO’s Chairman and CEO. Fred further noted that “the AMMO management team viewed the Transaction as accretive to our shareholders when we announced the letter of intent. With the Transaction successfully closed, our team has reached another vertical integration milestone for the Company, representing an opportunity to diversify our revenue base with high profit-margin business offered through a premier brand deploying best-in-class secure transactional technology.”

Steve Urvan commented: “I am excited we have closed the Transaction so I can take my seat on the Board of this dynamic and growing company. I am confident our newly expanded AMMO team will bring innovative products and solutions for our expanding and loyal customer base. The GunBroker.com marketplace is going to enjoy the new shopping opportunities that serve the firearms, ammunition and accessory outdoor and shooting sports markets as we roll them onto the platform.”

The Company anticipates issuing post-Transaction updated guidance on Tuesday, May 11, 2021.

Lucosky Brookman LLP acted as legal counsel and Riveron Consulting LLC acted as financial and technology advisors to the Company. Arnall Golden Gregory LLP served as legal counsel and Maxim Group LLC served as the financial advisor to IA Tech LLC for the GunBrokers.com business.

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona. AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and armor piercing rounds for military use. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

Rob Wiley, CFO

AMMO, Inc.

Phone: (480) 947-0001

IR@ammo-inc.com